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                                                                   EXHIBIT 12.01
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
                                                                              FISCAL YEAR ENDED MARCH 31,
                                                      ---------------------------------------------------------------------------
                                                        2002              2001            2000            1999            1998
                                                      ---------        ---------        ---------       ---------       ---------
                                                                                      (IN THOUSANDS)
Earnings (loss):

     Income (loss) before income taxes                $(242,602)       $(552,304)       $ 181,648       $  39,369       $ 108,870
     Fixed charges                                      147,828          161,781          102,064          71,986          38,623
                                                      ---------        ---------        ---------       ---------       ---------
          Total income (loss)                         $ (94,774)       $(390,523)       $ 283,712       $ 111,355       $ 147,493
                                                      =========        =========        =========       =========       =========

Fixed charges:

   Interest expense                                   $ 116,436        $ 135,243        $  84,198       $  61,430       $  31,691
   Discount or premium related to indebtedness              390              293              957             989           1,257
   Assumed interest element in rent expense              31,002           26,245           16,909           9,567           5,675
                                                      ---------        ---------        ---------       ---------       ---------
          Total fixed charges                         $ 147,828        $ 161,781        $ 102,064       $  71,986       $  38,623
                                                      =========        =========        =========       =========       =========

Ratio of earnings to fixed charges                        (0.64)           (2.41)            2.78            1.55            3.82
                                                      =========        =========        =========       =========       =========
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